DEAN HELLER                                               [date stamped
Secretary of State                                         April 12, 2004
206 North Carson Street                                    by Nevada
Carson City, Nevada 89701-4299                             Secretary of State]
(775)684-5708
Website: secretaryofstate.biz


  ---------------------------------------
 |       Articles of Incorporation       |
 |       (PURSUANT TO NRS 78)            |
  ---------------------------------------


Important: Read attached instructions before completing form.
______________________________________________________________________________
                           |
1. Name of Corporation:    |    ELITE ARTZ, INC.
___________________________|__________________________________________________
                           |
2. Resident Agent Name     |    CORPORATE ADVISORY SERVICES
   and Street Address:     |    251 JEANELL DR. STE.3
   (must be Nevada address |    CARSON CITY NEVADA 89703
   where process may be    |
   served.)                |
___________________________|__________________________________________________
                           |
3. Shares:                 |    Number of shares with par value:
   (number of shares       |    70,000,000     Par value $.001
   corporation             |
   authorized to issue)    |    Number of shares without par value:
                           |
___________________________|__________________________________________________
                           |
4. Names & Addresses       |   1.  DAVID CARTISANO
   of Board of             |       251 JEANELL DT. STE 3
   Directors/Trustees:     |       CARSON CITY NV 89703
   (attach additional page |
   if there is more than 3 |   2.  STEPHEN CARTISANO
   directors/trustees)     |       251 JEANELL DR. STE 3
                           |       CARSON CITY NV 89073
___________________________|_________________________________________________
5. Purpose:                |    The purpose of this corporation shall be:
   (Optional - see         |
   instructions)           |
___________________________|__________________________________________________
                           |
6. Names, Address          |    DAVID CARTISANO
   and Signature of        |    251 JEANELL SR. STE 3 CARSON CITY NV 89703
   Incorporator:           |
   (attach additional page |    /s/ David Cartisano
   if there is more than 1 |    _________________________
   incorporator)           |    Signature
___________________________| _________________________________________________
                           |
7. Certificate of          |    I hereby accept appointment as Resident Agent
   Acceptance of           |    for the above named corporation.
   Appointment of          |
   Resident Agent          |     /s/ sig. illegible
                           |    __________________________________    _______
                           |    Authorized Signature of R.A. or on    Date
                           |    Behalf of R.A. Company.
______________________________________________________________________________

This form must be accompanied by appropriate fees. See attached fee schedule.

                        SUPPLEMENT TO THE
                    ARTICLES OF INCORPORATION
                                OF
                         ELITE ARTZ, INC.



                             Item 3a.
                          Capitalization

      Section 1. The authorized capital of this corporation shall consist of the following stock: Fifty Million Common Shares (50,000,000), par value $0.001 per share and Twenty Million Preferred Shares (20,000,000), par value $0.001. Each common share shall have equal rights as to voting and in the event of dissolution and liquidation. There shall be no cumulative voting by shareholders.

      Section 2. The shareholders shall have no preemptive rights to acquire any shares of this corporation.

      Section 3. The common stock of the corporation, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

                             Item 4a.
                            Directors

      The corporation shall be governed by a Board of Directors. There shall be at least one (1) but no more than seven (7) directors. Directors shall be elected annually by the shareholders of the corporation and shall serve a one year term except that said directors may continue to serve for periods longer than one year to allow for scheduling of annual meetings. The original Board of Directors shall be comprised of two (2) persons who are to serve as directors until the next annual meeting of shareholders and until successors are elected.

                             Item 4b.
                         Indemnification

      As the Board of Directors may from time to time provide in the By-laws or by resolution, the corporation may indemnify its officers, directors, agents and other persons to the full extent permitted by the laws of the State of Nevada.

                             Item 5.
                             Purposes

      The purposes for which this corporation is organized are:

      Section 1. To engage in any lawful business or activity which may be conducted under the laws of the State of Nevada or any other state or nation wherein this corporation shall be authorized to transact business.

      Section 2. To purchase or otherwise acquire, own, mortgage, sell, manufacture, assign and transfer or otherwise dispose of, invest, trade, deal in and with real and personal property, of every kind, class and description.

      Section 3. To issue promissory notes, bonds, debentures and other evidences of indebtedness in the furtherance of any of the stated purposes of the corporation.

      Section 4. To enter into or exercise contracts of any kind and character, sealed or unsealed, with individuals, firms, associations, corporations (private, public or municipal), political subdivisions of the United States or with the Government of the United States.

      Section 5. To acquire and develop any interest in patents, trademarks and copyrights connected with the business of the corporation.

      Section 6. To borrow money, without limitation, and give a lien on any of its property as security for any borrowing.

      Section 7. To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations either within or out of the State of Nevada heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Nevada; pay for the same in cash, property or the corporation's own securities; hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, assume or guaranty performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations and to conduct the whole or any part of any business thus acquired.

      Section 8. To purchase, receive, take, acquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel and otherwise deal in and with the corporation's shares and its other securities from time to time to the extent, in the manner and upon terms determined by the Board of Directors; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when the purchase would cause any impairment of the corporation's capital, except to the extent permitted by law.

      Section 9. To reorganize, as an incorporator, or cause to be organized under the laws of any state of the United States of America, or of any commonwealth, territory, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

      Section 10. To do each and every thing necessary, suitable or proper for the accomplishment of any of the purposes or the attainment of any of the objects herein enumerated, or which shall at any time appear conductive to or expedient for the protection or benefit of the corporation.

                             Item 8.
                       Controlling Interest

      The provisions of NRS 78.378 to 78.3793 inclusive shall not be applied to any acquisition of a controlling interest in the corporation.